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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated October 19, 1995, relating to the financial statements of Software 2000, Inc., which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for each of the two years in the period ended August 31, 1994 and for the year ended September 30, 1995 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial Data."

PRICE WATERHOUSE LLP

Boston, Massachusetts

May 7, 1996